Exhibit 4.14


                       AMENDMENT NO. 4 TO CREDIT AGREEMENT
                         Dated as of September 30, 1997


             THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT ("Amendment") is made as of September 30, 1997 by and among JOHNSON WORLDWIDE ASSOCIATES, INC., a Wisconsin corporation (the "Company"), the financial institutions listed on the signature pages hereof (the "Banks") and THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Bank and as agent (the "Agent") on behalf of the Banks under that certain Credit Agreement dated as of November 29, 1995 by and among the Company, the Banks and the Agent (as amended, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

             WHEREAS, the Company, the Banks and the Agent are parties to the Credit Agreement;

             WHEREAS, the Company has requested that the Banks amend the Credit Agreement in certain respects; and

             WHEREAS, the Banks and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

             NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks and the Agent have agreed to the following amendments to the Credit Agreement.

        1. Amendment to Credit Agreement. Effective as of September 30, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

             1.1. Section 6.01(a) of the Credit Agreement is hereby amended by adding the following language at the end thereof:

             "and provided further that for purposes of calculating compliance with this Section 6.01 for the fiscal quarters ending October 3, 1997 and January 2, 1998, the cumulative foreign currency translation account of the Company shall be excluded in calculating Consolidated Total Capitalization."

        2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received each of the following:

             (a) duly executed originals of this Amendment from the Company and the Majority Banks; and

             (b) such other documents, instruments and agreements as the Agent may reasonably request.

        3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

             (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

             (b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

        4.   Reference to the Effect on the Credit Agreement.

             (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement dated as of November 29, 1995, as amended previously and as amended hereby.

             (b) Except as specifically amended above, the Credit Agreement dated as of November 29, 1995 and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

             (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any of the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

        5. Costs and Expenses. The Company agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

        6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

        7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

             IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                 JOHNSON WORLDWIDE ASSOCIATES, INC.


                                 By:     /s/
                                 Title:  SENIOR VICE PRESIDENT & CFO


                                 THE FIRST NATIONAL BANK OF
                                         CHICAGO,  Individually and as Agent


                                 By:
                                 Title:


                                 FIRSTAR BANK MILWAUKEE, N.A.


                                 By:
                                 Title:



                                 SOCIETE GENERALE


                                 By:
                                 Title:


                                 WACHOVIA BANK OF GEORGIA, N.A.



                                 By:
                                 Title:




                                 M & I MARSHALL & ILSLEY BANK


                                 By:
                                 Title:



                                 THE NORTHERN TRUST COMPANY



                                 By:
                                 Title:







                            Signature Page Johnson Worldside Associates, Inc.
                                                Amendment to Credit Agreement